NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW. THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR ENCUMBERED WITHOUT COMPLIANCE WITH THE PROVISIONS OF, AND ARE OTHERWISE RESTRICTED BY THE PROVISIONS OF, THE ACT, THE RULES AND REGULATIONS THEREUNDER AND THIS WARRANT.

Warrant No. 1

WARRANT

TO PURCHASE 626,002 SHARES OF COMMON STOCK

(SUBJECT TO ADJUSTMENT)

OF

SKYTERRA COMMUNICATIONS, INC.

THIS IS TO CERTIFY THAT BOEING SATELLITE SYSTEMS INC. (“Boeing”), or its registered assigns, is entitled, at any time prior to the Expiration Date (such term, and certain other capitalized terms used herein being hereinafter defined), to purchase from SKYTERRA COMMUNICATIONS, INC., a Delaware corporation (the “Company”), 626,002 shares of Voting Common Stock of the Company at a purchase price of $10.00 per share (the initial “Exercise Price”). The amount and kind of securities obtainable pursuant to the rights granted hereunder and the Exercise Price are subject to adjustment pursuant to Section 4 hereof.

1.	DEFINITIONS

As used in this Warrant, the following terms have the respective meanings set forth below:

“Additional Construction Deferral” shall have the meaning given to such term in Contract #MSV-ATC-01, dated as of January 9, 2006, between Boeing and the Company, as amended through the date hereof.

“Affiliate” of any Person shall mean any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with such Person. The term “control” (including the terms “controlled by” and “under common control with”) as used with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Appraised Value” per share of Common Stock as of a date specified herein shall mean the value of such a share as of such date as determined by an investment bank of nationally recognized standing selected by the Holder and reasonably acceptable to the Company. If the investment bank selected by the Holder is not reasonably acceptable to the Company, and the Company and the Holder cannot agree on a mutually acceptable investment bank, then the Company and the Holder shall each choose one such investment bank and the respective chosen firms shall jointly select a third investment bank, which shall make the determination. The Company shall pay the costs and fees of each such investment bank (including any such investment bank selected by the Holder), and the decision of the investment bank making such determination of Appraised Value shall be final and binding on the Company and all affected holders of Warrants or Warrant Stock. Such Appraised Value shall be determined as a pro rata portion of the value of the Company taken as a whole, based on the higher of (A) the value derived from a hypothetical sale of the entire Company as a going concern by a willing seller to a willing buyer (neither acting under any compulsion) and (B) the liquidation value of the entire Company. No discount shall be applied on account of (i) any Warrants or Warrant Stock representing a minority interest, (ii) any lack of liquidity of the Common Stock or the Warrant, (iii) the fact that the Warrants or Warrant Stock may constitute “restricted securities” for securities law purposes, (iv) the existence of any call option or (v) any other grounds.

“Boeing” shall have meaning set forth in the Preamble.

“Business Day” shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

“Commission” shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

“Commission Reports” shall mean the Company’s reports filed with the Commission pursuant to Section 13 of the Exchange Act since December 31, 2007, and the Company’s registration statements filed with the Commission pursuant to the Securities Act since December 31, 2007.

“Common Stock” shall mean the Voting Common Stock or the Non-Voting Common Stock, as constituted on the Original Issue Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of any Common Stock upon any reclassification thereof which is also not preferred as to dividends or liquidation over any other class of stock of the Company and which is not subject to redemption, and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 4.3 hereof.

“Company” shall have the meaning set forth in the Preamble.

“Current Market Price” shall mean as of any specified date the average of the daily market price of one share of Voting Common Stock for the shorter of (x) the twenty (20) consecutive Business Days immediately preceding such date or (y) the period commencing on

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the Business Day next following the first public announcement by the Company of any event giving rise to an adjustment of the Exercise Price pursuant to Section 5 below and ending on such date. The “daily market price” of one share of Voting Common Stock for each such Business Day shall be: (i) if the Voting Common Stock is then listed on a national securities exchange, the last sale price of one share of Voting Common Stock, regular way, on such day on the principal stock exchange or market system on which such Voting Common Stock is then listed or admitted to trading, or, if no such sale takes place on such day, the average of the closing bid and asked prices for one share of Voting Common Stock on such day as reported on such stock exchange or market system, or (ii) if the Voting Common Stock is not then listed or admitted to trading on any national securities exchange but is traded over-the-counter, the average of the closing bid and asked prices for one share of Voting Common Stock as reported on the Electronic Bulletin Board or in the National Daily Quotation Sheets, as applicable.

“Designated Office” shall have the meaning set forth in Section 10 hereof.

“Encumbrance” shall mean any mortgage, pledge, hypothecation, claim, charge, security interest, encumbrance, adverse claim (within the meaning of Section 8-102 of the New York Uniform Commercial Code), option, lien, put or call right, right of first offer or refusal, proxy, voting right or other restrictions or limitations of any nature whatsoever in respect of any property or asset, whether or not filed, recorded or otherwise perfected under applicable Law.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Excluded Stock” shall have the meaning set forth in Section 4.5(a) hereof.

“Exercise Date” shall have the meaning set forth in Section 2.1 hereof.

“Exercise Notice” shall have the meaning set forth in Section 2.1 hereof.

“Exercise Price” shall have the meaning set forth in the Preamble.

“Expiration Date” shall mean August 18, 2018.

“Fair Value” per share of Common Stock as of any specified date shall mean (A) if the Common Stock is publicly traded on such date, the Current Market Price per share, or (B) if the Common Stock is not publicly traded on such date, (1) the fair market value per share of Common Stock as determined in good faith by the Board of Directors of the Company and set forth in a written notice to the Holder or (2) if the Holder objects in writing to such price as determined by the Board of Directors within thirty (30) days after receiving notice of same, the Appraised Value per share as of such date. For the avoidance of doubt and notwithstanding the foregoing, the Fair Value per share of Voting Common Stock and Non-Voting Common Stock shall, at all times, be deemed to be the same. Fair Value with respect to property, services or other consideration shall be calculated in a similar manner.

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“FINRA” shall mean the Financial Industry Regulatory Authority, Inc. or any successor corporation thereto.

“GAAP” shall mean generally accepted accounting principles in the United States of America, as from time to time in effect.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Harbinger” shall mean, collectively, Master Fund, Special Fund, Harbinger Capital Partners Fund I, L.P. and Harbinger Co-Investment Fund, L.P.

“Holder” shall mean (a) with respect to this Warrant, the Person in whose name the Warrant set forth herein is registered on the books of the Company maintained for such purpose, and (b) with respect to any other Warrant or shares of Warrant Stock, the Person in whose name such Warrant or Warrant Stock is registered on the books of the Company maintained for such purpose.

“July 2008 SPA” shall mean the Securities Purchase Agreement, dated as of July 24, 2008, among the Company, MSVLP, Mobile Satellite Ventures Finance Co., Master Fund and Special Fund.

“Law” shall mean any constitution, treaty, statute, law, ordinance, regulation, rule, standard, code, rule of common law, order or other requirement or rule enacted or promulgated by any Governmental Authority.

“Majority Warrant Holders”, with respect to a given determination, shall mean the Holders of Warrants representing more than fifty percent (50%) of all Voting Common Stock issuable upon exercise of all outstanding Warrants.

“Master Contribution Agreement” shall mean the Master Contribution and Support Agreement, dated as of July 24, 2008, among the Company, MSVLP and Mobile Satellite Ventures Subsidiary LLC, and Harbinger.

“Master Fund” shall mean Harbinger Capital Partners Master Fund I, Ltd.

“Material Adverse Effect” shall mean any events, facts, changes or circumstances which would reasonably be expected to have a material adverse effect on the business, assets, liabilities, properties, operations, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

“Monthly Drawdown” shall have the meaning set forth in Section 2.1 hereof.

“MSVLP” shall mean Mobile Satellite Ventures LP.

“Non-Voting Common Stock” shall mean the non-voting common stock, par value $0.01 per share, of the Company.

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“Opinion of Counsel” shall mean a written opinion of outside counsel experienced in Securities Act matters reasonably acceptable to the Company.

“Original Issue Date” shall mean August 18, 2008.

“Original Warrant” shall mean the Warrant issued by the Company to Boeing Satellite Systems Inc. on the Original Issue Date to purchase 626,002 shares of Voting Common Stock.

“Outstanding” shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, whether Voting Common Stock or Non-Voting Common Stock, as the case may be, except shares then owned or held by or for the account of the Company or any Subsidiary, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

“Person” shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

“Registration Rights Agreement” shall mean the Registration Rights Agreement between Boeing and the Company dated as of the date hereof.

“Restricted Common Stock” shall mean shares of Common Stock which are, or which upon their issuance on the exercise of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in Section 8.2(a) hereof.

“Rule 144” shall mean Rule 144 under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Special Fund” shall mean Harbinger Capital Partners Special Situations Fund, L.P.

“Subsidiary” shall mean any corporation, association or other business entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled directly or indirectly by the Company; or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such person.

“Transfer” shall mean any disposition of any Warrant or Warrant Stock or of any interest therein, which would constitute a “sale” thereof or a transfer of a beneficial interest therein within the meaning of the Securities Act.

“Vested Warrant Shares” shall have the meaning set forth in Section 2.1 hereof.

“Voting Common Stock” shall mean the voting common stock, par value $0.01 per share, of the Company.

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“Warrant Price” shall mean an amount equal to (i) the number of shares of Voting Common Stock being purchased upon exercise of this Warrant pursuant to Section 2.1 hereof, multiplied by (ii) the Exercise Price as of the date of such exercise.

“Warrants” shall mean the Original Warrant and all warrants issued upon transfer, division or combination of, or in substitution for, such Original Warrant. All Warrants shall at all times be identical as to terms and conditions, except as to the number of shares of Voting Common Stock for which they may be exercised and their date of issuance.

“Warrant Stock” generally shall mean the shares of Voting Common Stock issued, issuable or both (as the context may require) upon the exercise of Warrants.

2.	EXERCISE OF WARRANT
2.1	Manner of Exercise.

(a)       An aggregate of 626,002 shares of Voting Common Stock issuable pursuant to this Warrant shall become exercisable in direct proportion to the Company’s drawdowns of the Additional Construction Deferral upon delivery by the Company of a Vesting Notification Form appearing at the end of this Warrant as Annex A. The Company shall deliver a Vesting Notification Form to Boeing and any other Holder of this Warrant reasonably promptly following the end of any calendar month in which it draws down the Additional Construction Deferral (a “Monthly Drawdown”). The number of shares of Voting Common Stock issuable pursuant to this Warrant (the “Vested Warrant Shares”) that shall become exercisable upon delivery of a Vesting Notification Form shall be equal to the 626,002 shares of Voting Common Stock issuable pursuant to this Warrant multiplied by the amount of the Monthly Drawdown divided by the aggregate amount of the Additional Construction Deferral, rounded to the nearest whole number; provided, that in no event shall the number of Vested Warrant Shares exceed 626,002 shares of Voting Common Stock. Holders of this Warrant may, from time to time, exercise this Warrant, on any Business Day, for all or any part of the aggregate number of Vested Warrant Shares (less any shares of Voting Common Stock as to which this Warrant has previously been exercised) until 5:00 P.M., New York time, on the Expiration Date.

As an example of the foregoing paragraph to demonstrate the calculation referred to therein, if, in a given month, the Company makes two draw-downs of $10 million each, or $20 million in the aggregate, of the Additional Construction Deferral, the amount of which is $40 million in the aggregate, the Company would be obligated to deliver a Vesting Notification Form to Boeing and any other Holder of this Warrant reasonably promptly following the end of such month stating that an aggregate of 313,001 shares had become exercisable as Vested Warrant Shares, which number is equal to 626,002 shares of Voting Common Stock multiplied by $20 million divided by $40 million.

(b)       If this Warrant is held by more than one Holder, shares of Voting Common Stock shall become exercisable pursuant to this Warrant in accordance with Section 2.1(a) pro rata among such Holders based on the number of shares of Voting Common Stock attributable to each such Holder which are then issuable pursuant to this Warrant.

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(c)       In order to exercise this Warrant, in whole or in part, a Holder shall (i) deliver to the Company at its Designated Office a written notice of the Holder’s election to exercise this Warrant (an “Exercise Notice”), which Exercise Notice shall be irrevocable, together with this Warrant, and (ii) pay to the Company the Warrant Price (the date on which both such delivery and payment shall have first taken place being hereinafter sometimes referred to as the “Exercise Date”). Such Exercise Notice shall be in the form of the subscription form appearing at the end of this Warrant as Annex B, duly executed by the Holder or its duly authorized agent or attorney.

(d)       Upon receipt by the Company of such Exercise Notice, Warrant and payment, the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, execute (or cause to be executed) and deliver (or cause to be delivered) to the Holders a certificate or certificates representing the aggregate number of full shares of Voting Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the exercising Holder shall reasonably request in the Exercise Notice and shall be registered in the name of the Holders or, subject to Section 8 below, such other name as shall be designated in the Exercise Notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the Exercise Date.

(e)       Payment of the Warrant Price shall be made at the option of the exercising Holder by one or more of the following methods: (i) by delivery to the Company of a certified or official bank check in the amount of such Warrant Price payable to the order of the Company, or (ii) by instructing the Company to withhold a number of shares of Warrant Stock then issuable upon exercise of this Warrant with an aggregate Fair Value equal to such Warrant Price. In the event of any withholding of Warrant Stock pursuant to clause (ii) above where the number of shares whose Fair Value (as measured on the Exercise Date) is equal to the Warrant Price is not a whole number, the number of shares withheld by the Company shall be rounded up to the nearest whole share and the Company shall make a cash payment to the Holder based on the incremental fraction of a share being so withheld by the Company in an amount determined in accordance with Section 2.3 hereof. Notwithstanding any provision herein to the contrary, the Company shall not be required to register shares of Voting Common Stock in the name of any Person who acquired this Warrant (or part hereof) or any shares of Warrant Stock otherwise than in accordance with this Warrant.

(f)        If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing the shares of Voting Common Stock being issued, deliver to the exercising Holder a new Warrant evidencing the rights of such Holder to purchase the unpurchased shares of Voting Common Stock called for by this Warrant. Such new Warrant shall in all other respects be identical to this Warrant.

(g)	All Warrants delivered for exercise shall be canceled by the Company.

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2.2       Payment of Taxes. All shares of Warrant Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable, issued without violation of any preemptive or similar rights of any stockholder of the Company and free and clear of all Encumbrances (other than any created by actions of the Holders). The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof, unless such tax or charge is imposed by law upon the Holders. The Company shall not, however, be required to pay any tax or governmental charge which may be payable in respect of any Transfer involved in the issue and delivery of shares of Warrant Stock issuable upon exercise of this Warrant in a name other than that of the Holder of the Warrants to be exercised, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid. The Company shall not be required to reimburse any Holder or any other Person for any income, withholding, franchise, or similar taxes or governmental charges (whether collected by withholding or otherwise and whether imposed on the gross amount of any payment or otherwise) paid by the Company or imposed on such Holder with respect to the exercise or issuance of the Warrant or issuance of any Warrant Stock or on or with respect to any payments made on or with respect to the Warrant or Warrant Stock.

2.3       Fractional Shares. The Company shall not be required to issue a fractional share of Voting Common Stock upon exercise of any Warrant. As to any fraction of a share that the Holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay to such Holder an amount in cash equal to such fraction multiplied by the Fair Value of one share of Voting Common Stock on the Exercise Date.

2.4       Delivery of Shares or Cash. The Company shall deliver any shares of Common Stock in accordance with Section 2.1(d) or cash pursuant to Section 2.3 required to be delivered by it to the Holder based on the Fair Value per share of Common Stock. If the Holder objects in writing to a price determined by the Board of Directors of the Company as the Fair Value per share of Common Stock, thereby requiring the Company to obtain an Appraised Value per share of Common Stock, whether before or after the date of delivery of cash or shares provided for in the preceding sentence, then (i) if the Appraised Value is greater than the Fair Value per share of Common Stock, then the Company shall pay to the Holder the aggregate difference between the Appraised Value and the Fair Value to which the Holder is entitled promptly following the date on which the Appraised Value is determined, or (ii) if the Appraised Value is less than the Fair Value per share of Common Stock, then the Holder shall reimburse the Company for the aggregate difference between the Fair Value actually paid to it and the Appraised Value to which the Holder is entitled promptly following the date on which the Appraised Value per share of Common Stock is determined.

3.	TRANSFER, DIVISION AND COMBINATION

3.1       Transfer. Subject to compliance with Section 8 hereof, each transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the Designated Office, together

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with a written assignment of this Warrant in the form of Annex C hereto duly executed by a Holder or its agent or attorney and funds sufficient to pay any transfer taxes described in Section 2.2 in connection with the making of such transfer. Upon such surrender and delivery and, if required, such payment, the Company shall, subject to Section 8, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned and this Warrant shall promptly be cancelled. A Warrant, if properly assigned in compliance with Section 8, may be exercised by the new Holder for the purchase of shares of Voting Common Stock without having a new Warrant issued.

3.2       Division and Combination. Subject to compliance with the applicable provisions of this Warrant including, without limitation, Section 8, this Warrant may be divided or combined with other Warrants upon presentation hereof at the Designated Office, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with the applicable provisions of this Warrant as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

3.3       Expenses. The Company shall prepare, issue and deliver at its own expense any new Warrant or Warrants required to be issued under this Section 3 (other than pursuant to Section 2.2 and 3.1 hereof).

3.4       Maintenance of Books. The Company agrees to maintain, at the Designated Office, books for the registration and transfer of the Warrants.

4.	ANTIDILUTION PROVISIONS

4.1       Upon Stock Dividends, Subdivisions or Splits. If, at any time after the Original Issue Date, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, or to be affected by such subdivision or split-up, (a) the Exercise Price shall be decreased by multiplying the Exercise Price by a fraction, the numerator of which is the number of shares of Common Stock Outstanding immediately prior to such increase in Outstanding shares and the denominator of which is the number of shares of Common Stock Outstanding immediately after such increase in Outstanding shares, and (b) the number of shares issuable upon exercise of the Warrant shall be proportionately increased by multiplying the same by the inverse of such fraction. In no event shall the Exercise Price be less than the par value per share of Common Stock.

4.2       Upon Combinations or Reverse Stock Splits. If, at any time after the Original Issue Date, the number of shares of Common Stock Outstanding is decreased by a combination or reverse stock split of the Outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, upon the record date to determine shares affected by such combination or reverse stock split, (a) the Exercise Price shall be increased by multiplying the Exercise Price by a fraction, the numerator of which is the number of shares of Common Stock Outstanding

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immediately prior to such decrease and the denominator of which is the number of shares of Common Stock Outstanding immediately after such decrease in Outstanding shares, and (b) the number of shares issuable upon exercise of the Warrant shall be proportionately decreased by multiplying the same by the inverse of such fraction.

4.3       Upon Reclassifications, Reorganizations, Consolidations or Mergers. In the event of any capital reorganization of the Company, any reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split up or combination of shares), or any consolidation or merger of the Company with or into another Person (where the Company is not the surviving Person or where there is a change in or distribution with respect to the Common Stock), each Warrant shall after such reorganization, reclassification, consolidation, or merger be exercisable for the kind and number of shares of stock or other securities or property of the Company or of the successor Person resulting from such consolidation or surviving such merger, if any, to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon exercise of such Warrant would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this Section 4.3 shall similarly apply to successive reorganizations, reclassifications, consolidations, or mergers. The Company shall not effect any such reorganization, reclassification, consolidation or merger unless, prior to the consummation thereof, the successor Person (if other than the Company) resulting from such reorganization, reclassification, consolidation or merger, shall assume, by written instrument, the obligation to deliver to the Holders of the Warrant such shares of stock, securities or assets, which, in accordance with the foregoing provisions, such Holders shall be entitled to receive upon such conversion.

4.4       Upon Issuance of Common Stock. If the Company shall, at any time or from time to time after the Original Issue Date, issue any shares of Common Stock, options to purchase or rights to subscribe for shares of Common Stock, securities by their terms convertible into or exchangeable for shares of Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities (other than Excluded Stock) for consideration per share less than the Exercise Price in effect immediately prior to the issuance of such Common Stock or securities, then the Exercise Price shall be lowered to a price equal to the price obtained by multiplying:

(a)       the Exercise Price in effect immediately prior to the issuance of such Common Stock, options, rights or securities by

(b)       a fraction of which (x) the numerator shall be the sum of (i) the number of shares of Common Stock Outstanding on a fully-diluted basis immediately prior to such issuance, and (ii) the number of additional shares of Common Stock which the aggregate consideration for the number of shares of Common Stock so offered would purchase at the Exercise Price in effect immediately prior to such issuance, and (y) the denominator shall be the number of shares of Common Stock Outstanding on a fully-diluted basis immediately after such issuance.

For purposes of this Section 4, (x) “fully diluted basis” shall be determined in accordance with the treasury stock method of computing fully diluted earnings per share in

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accordance with GAAP. Additionally, for the purposes of any adjustment of the Exercise Price pursuant to this Section 4.4, the following provisions shall be applicable:

(i)     In the case of the issuance of Common Stock for cash in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor before deducting therefrom any discounts, commissions or placement fees payable by the Company to any underwriter or placement agent in connection with the issuance and sale thereof.

(ii)    In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the Fair Value thereof.

(iii)   In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock (including convertible preferred stock), or options to purchase or rights to subscribe for such convertible or exchangeable securities (except for options to acquire Excluded Stock):

(A)

the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subparagraphs (i) and (ii) above), if any, received by the Company upon the issuance of such options or rights plus the additional consideration, if any, to be received by the Company upon the exercise of such options or rights (the consideration in each case to be determined in the manner provided in paragraphs (i) and (ii) above);

(B)

the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities (including convertible preferred stock) or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options, or rights were issued and for

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a consideration equal to the consideration received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in paragraphs (i) and (ii) above);

(C)

on any change in the number of shares or exercise price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchanges for such securities, other than a change resulting from the anti-dilution provisions thereof, the Exercise Price shall forthwith be readjusted to such Exercise Price as would have been obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change;

(D)

upon the expiration of any options to purchase or rights to subscribe for Common Stock which shall not have been exercised, the Exercise Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if the only additional shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such options to purchase or rights to subscribe for Common Stock, and the consideration received therefor was the consideration actually received by the Company for the issue of the options to purchase or rights to subscribe for Common Stock that were exercised, plus the consideration actually received by the Company upon such exercise; and

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(E)

no further adjustment of the Exercise Price adjusted upon the issuance of any such options, rights, convertible securities or exchangeable securities shall be made as a result of the actual issuance of Common Stock on the exercise of any such rights or options or any conversion or exchange of any such securities.

4.5	Exceptions.

(a)       Sections 4.2 – 4.4 shall not apply to: (i) any issuance of Common Stock upon exercise of any warrants or options outstanding on the Original Issue Date; (ii) securities issued pursuant to a strategic acquisition by the Company approved by the Board of Directors of the Company of any product, technology, know-how or business by merger, asset purchase, stock purchase or any other reorganization; provided, the Company is the surviving corporation after such transaction and where the aggregate Fair Value of the issuances pursuant to this clause does not exceed $100,000,000 from the Original Issue Date; (iii) securities issued in connection with any stock split, subdivision or stock dividend in respect of which the adjustment provided for in Section 4.1 applies; (iv) securities issued to employees or directors of the Company pursuant to an employee stock option plan or stock incentive plan approved by the Board of Directors (whether or not existing on the date hereof); (v) securities issued to a strategic partner as an equity incentive, if approved by the Board of Directors, where the primary purpose is not a financing and where the aggregate Fair Value of the issuances pursuant to this clause does not exceed $50,000,000 from the Original Issue Date; (vi) any issuance of Common Stock in exchange for, or in connection with the termination of, outstanding options to purchase limited partnership interests of MSVLP, as described in the Registration Statement on Form S-4 (File No. 333-144093), originally filed with the Securities and Exchange Commission on June 27, 2007 (the “S-4 Registration Statement”), or any issuance of Common Stock in exchange for, or in connection with the termination of, limited partnership interests of MSVLP or equity interests in the general partner of MSVLP (or any option or right to acquire such interests) outstanding on the date hereof, so long as such exchange or termination is based on the same exchange ratio referred to in the S-4 Registration Statement; or (vii) any issuance of warrants, Common Stock issued upon exercise of such warrants, rights to subscribe for shares of Common Stock, or securities by their terms convertible into or exchangeable for shares of Common Stock pursuant to the July 2008 SPA and the Master Contribution Agreement. Clauses (i) through (vii) above are referred to collectively as “Excluded Stock.”

(b)       Notwithstanding the foregoing, Boeing hereby waives any antidilution rights provided for in Section 4.4 (i) to the same extent that Harbinger has waived such antidilution rights pursuant to Section 16.18 of the Master Contribution Agreement, and (ii) to the extent of any future waiver by Master Fund or Special Fund or their permitted assigns of antidilution rights contained in warrants issued to Master Fund or Special Fund on January 4, 2008 to purchase an aggregate of 9,144,038 shares of Common Stock.

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5.	NO IMPAIRMENT; REGULATORY COMPLIANCE AND COOPERATION; NOTICE OF EXPIRATION

(a)       The Company shall not by any action, including, without limitation, amending its charter documents or through any reorganization, reclassification, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other similar voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holders against impairment. Without limiting the generality of the foregoing, the Company shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Voting Common Stock upon the exercise of this Warrant, free and clear of all Encumbrances (other than any created by actions of the Holders), and shall use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

(b)       The Company shall deliver to the Holder no more than 60 and no less than 30 days prior to the Expiration Date a written notice of such Expiration Date. If the Company fails to fulfill in a timely manner the notice obligation set forth in the prior sentence, it shall provide such notice as soon as possible thereafter.

6.	RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY

From and after the Original Issue Date, the Company shall at all times reserve and keep available for issuance upon the exercise of the Warrants such number of its authorized but unissued shares of Voting Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Voting Common Stock issuable pursuant to the terms hereof, when issued upon exercise of this Warrant with payment therefor in accordance with the terms hereof, shall be duly and validly issued and fully paid and nonassessable, not subject to preemptive rights and shall be free and clear of all Encumbrances (other than any Encumbrances created by actions of any Holder). Before taking any action that would result in an adjustment in the number of shares of Voting Common Stock for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction over such action. Subject to the proviso in Section 2.1 (e) herein, if any shares of Voting Common Stock required to be reserved for issuance upon exercise of Warrants require registration or qualification with any governmental authority under any federal or state law (other than under the Securities Act or any state securities law) before such shares may be so issued, the Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.

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7.	NOTICE OF CORPORATE ACTIONS; TAKING OF RECORD; TRANSFER BOOKS
7.1	Notices of Corporate Actions.

In case:

(a)       the Company shall take an action or an event shall occur, that would require an Exercise Price adjustment pursuant to Section 4; or

(b)       the Company shall grant to the holders of its Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class; or

(c)       of any reclassification of the Common Stock (other than a subdivision or combination of the Outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d)       of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

(e)       the Company or any Subsidiary shall commence a tender offer for all or a portion of the Outstanding shares of Common Stock (or shall amend any such tender offer to change the maximum number of shares being sought or the amount or type of consideration being offered therefor);

then the Company shall cause to be filed at each office or agency maintained for such purpose, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the stock register, at least 10 days prior to the applicable record, effective or expiration date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record who will be entitled to such dividend, distribution, rights or warrants are to be determined, (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up, or (z) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of the amendment thereto). Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Exercise Price and the number and kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon exercise of the Warrants. Neither the failure to give any such notice nor any defect therein shall affect the legality or validity of any action described in clauses (a) through (e) of this Section 7.1.

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7.2       Taking of Record. In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of any Section hereof refers to the taking of a record of such holders, the Company will in each such case take such a record as of the close of business on a Business Day.

7.3       Closing of Transfer Books. The Company shall not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

8.	TRANSFER RESTRICTIONS

A Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 8.

8.1       Restrictions on Transfers. Subject to this Section 8.1, a Holder may transfer this Warrant or any shares of Restricted Common Stock or cause a portion of this Warrant to be transferred. Neither this Warrant, any portion hereof nor any shares of Restricted Common Stock issued upon the exercise hereof shall be transferred, sold, assigned, exchanged, mortgaged, pledged, hypothecated, or otherwise disposed of or encumbered without compliance with, and they are otherwise restricted by, the provisions of the Securities Act, the rules and regulations thereunder and this Warrant. Each certificate, if any, evidencing such shares of Restricted Common Stock issued upon any such Transfer, other than in a public offering pursuant to an effective registration statement, shall bear the restrictive legend set forth in Section 8.2(a), and each Warrant issued upon such Transfer shall bear the restrictive legend set forth in Section 8.2(b), unless the Holder delivers to the Company an Opinion of Counsel to the effect that such legend is not required for the purposes of compliance with the Securities Act. Holders of the Warrants or the Restricted Common Stock, as the case may be, shall not be entitled to Transfer such Warrants or such Restricted Common Stock except in accordance with this Section 8.1.

8.2	Restrictive Legends.

(a)       Except as otherwise provided in this Section 8, each certificate for Warrant Stock initially issued upon the exercise of this Warrant, each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with two legends in substantially the following forms: “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR ENCUMBERED WITHOUT COMPLIANCE WITH THE PROVISIONS OF, AND ARE OTHERWISE RESTRICTED BY THE PROVISIONS OF, THE ACT AND THE RULES AND REGULATIONS THEREUNDER.” “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE ENTITLED TO THE BENEFIT OF AND ARE SUBJECT TO CERTAIN OBLIGATIONS SET FORTH IN A CERTAIN WARRANT DATED AUGUST 18, 2008, ORIGINALLY ISSUED BY SKYTERRA COMMUNICATIONS, INC. (THE “WARRANT”) PURSUANT TO THE

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EXERCISE OF WHICH SUCH SHARES WERE ISSUED. A COPY OF THE WARRANT IS AVAILABLE AT THE EXECUTIVE OFFICES OF SKYTERRA COMMUNICATIONS, INC.”

(b)       Except as otherwise provided in this Section 8, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form: “NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW. THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE STOCK ISSUABLE UPON EXERCISE HEREOF MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OF OTHERWISE DISPOSED OF OR ENCUMBERED WITHOUT COMPLIANCE WITH THE PROVISIONS OF, AND ARE OTHERWISE RESTRICTED BY THE PROVISIONS OF, THE ACT, THE RULES AND REGULATIONS THEREUNDER AND THIS WARRANT.”

8.3       Termination of Securities Law Restrictions. Notwithstanding the foregoing provisions of this Section 8, the restrictions imposed by Section 8.1 upon the transferability of the Warrants and the Restricted Common Stock and the legend requirements of Section 8.2 shall terminate as to any particular Warrant or shares of Restricted Common Stock when (a) such Warrant or shares of Restricted Common Stock shall have been sold pursuant to an effective registration statement filed with the Commission, or (b) the Company’s transfer agent shall have received from the Holder thereof or the Company an Opinion of Counsel to the effect that such Warrant or shares of Restricted Common Stock may be transferred pursuant to Rule 144 or another exemption from the registration requirements of the Securities Act. Whenever the restrictions imposed by Sections 8.1 and 8.2 shall terminate as to this Warrant, as hereinabove provided, the Holder hereof shall be entitled to receive from the Company, at the expense of the Company, a new Warrant bearing the following legend in place of the restrictive legend set forth in Section 8.2(b).

All Warrants issued upon registration of transfer, division or combination of, or in substitution for, any Warrant or Warrants entitled to bear such legend shall have a similar legend endorsed thereon. Whenever the restrictions imposed by this Section shall terminate as to any share of Restricted Common Stock, as hereinabove provided, the Holder thereof shall be entitled to receive from the Company, at the Company’s expense, a new certificate representing such Common Stock not bearing the restrictive legend set forth in Section 8.2(a).

8.4       Registration Rights. The Holder shall have all of the rights set forth in the Registration Rights Agreement.

9.	LOSS OR MUTILATION

Upon receipt by the Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and an indemnity reasonably satisfactory to it (it being understood that the written indemnification agreement of or affidavit of loss of the Holder, shall be a sufficient indemnity) and, in case of mutilation, upon surrender and cancellation hereof, the Company will execute and

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deliver in lieu hereof a new Warrant of like tenor to such Holder; provided, however, that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

10.	OFFICE OF THE COMPANY

As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency, which may be the principal executive offices of the Company (the “Designated Office”), where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant. Such Designated Office shall initially be the office of the Company at 10802 Parkridge Boulevard, Reston, Virginia 20191. The Company may from time to time change the Designated Office to another office of the Company or its agent within the United States by notice given to all registered Holders at least ten (10) Business Days prior to the effective date of such change.

11.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby makes the following representations and warranties to Boeing (but not to any subsequent Holder) as of the Original Issue Date (but not as of any date thereafter):

11.1     Corporate Status. The Company (a) has been duly organized, and is validly existing and in good standing under the Laws of the jurisdiction of its organization and has all requisite corporate power and authority to own its property and assets and to transact the business in which it is engaged, and (b) has duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified or in good standing, except in the case of (b) where the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. The Company is not currently in violation of any of the provisions of its Certificate of Incorporation or By-laws, each as amended to date.

11.2     Corporate Power and Authority. All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of this Warrant and the Registration Rights Agreement and the consummation of the transactions contemplated herein and therein has been taken (other than the approval by the Company’s Board of Directors of the filing of a registration statement pursuant to the Registration Rights Agreement). When executed and delivered by the Company, each of this Warrant and the Registration Rights Agreement shall constitute the legal, valid and binding obligation of the Company and shall be enforceable against the Company in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and by general equitable principles. The Company has all requisite corporate power and authority to enter into this Warrant and the Registration Rights Agreement and to carry out and perform its obligations under the terms hereof and thereof.

11.3     No Violation. None of the execution, delivery and performance by the Company of this Warrant or the Registration Rights Agreement, or compliance with the terms and provisions hereof and thereof, (a) will contravene any applicable provision of any applicable Law, (b) will conflict with or result in any breach of, any of the terms, covenants, conditions or

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provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Encumbrance (other than those created by the Holder) upon any of the property or assets of the Company or any of its Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, agreement or other material instrument to which the Company or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject or result in the acceleration of any obligation of the Company, or (c) will violate any provision of the Certificate of Incorporation or By-laws of the Company or any of its Subsidiaries, each as amended to date, except, in the case of (a) and (b), where such breach or conflict would not reasonably be expected to have a Material Adverse Effect.

11.4     Approvals. Assuming the accuracy of Boeing’s representations and warranties set forth in Section 12 below, except (a) for any required filings and recordings which have been made and are in full force and effect, and (b) for applicable blue sky notice filings, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any Person or Governmental Authority, is required to authorize or is required for or as a condition to (i) the execution and delivery of this Warrant and the Registration Rights Agreement or (ii) the legality, validity, binding effect or enforceability of this Warrant and the Registration Rights Agreement. The execution and delivery by the Company of this Warrant and the issuance of the Voting Common Stock issuable upon exercise of the Warrant do not require the consent or approval of the security holders of the Company or of any other Person.

11.5     Valid Issuance of the Common Stock. The shares of Voting Common Stock issuable upon exercise of the Warrant have been duly authorized by the Company and, when delivered in accordance with the terms of this Warrant, (a) will be validly issued, fully paid and nonasessable, (b) will not be subject to any preemptive rights or any other similar contractual rights of the stockholders of the Company or any other Person, and (c) will be delivered to Boeing free and clear of any Encumbrances which are imposed by the Company, or arise as a result of the Company’s action or omission. The Company has reserved from its duly authorized capital stock the number of shares of Voting Common Stock issuable upon the exercise in full of the Warrant.

11.6     Securities Laws. Assuming the accuracy of Boeing’s representations and warranties set forth in Section 12, the offer and issuance of this Warrant and the shares of Voting Common Stock issuable upon exercise of this Warrant are and are intended to be exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

11.7     Conformity to Securities Act and Exchange Act; No Misstatement or Omission. As of its filing date or, if amended prior to the date of this Warrant, as of the date of the last such amendment prior to the Original Issue Date, each of the Commission Reports complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as applicable) and the respective rules and regulations of the Commission thereunder, as in effect on the date so filed, and does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading. Since December 31, 2007, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the

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reporting requirements of the Exchange Act. The financial statements and supporting schedules included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as amended by the amendment to such Annual Report filed with the Commission on Form 10-K/A on April 29, 2008, and in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 30, 2008 and June 30, 2008 and in any other Commission Reports, in each case filed with the Commission, present fairly, in all material respects, the consolidated financial position of the Company as of the dates specified and the consolidated results of their operations and cash flows for the periods specified, in each case, in conformity with GAAP applied on a consistent basis during the periods involved, except as indicated therein or in the notes thereto.

12.	REPRESENTATIONS AND WARRANTIES OF BOEING

Boeing hereby makes the following representations and warranties to the Company as of the Original Issue Date (but not as of any date thereafter):

12.1     Authorization. All corporate, partnership or limited liability company action on the part of Boeing necessary for the authorization, execution, delivery and performance of this Warrant and the Registration Rights Agreement and the consummation of the transactions contemplated herein and therein, has been taken. When executed and delivered by Boeing, each of this Warrant and the Registration Rights Agreement shall constitute the legal, valid and binding obligation of Boeing, and shall be enforceable against Boeing in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and by general equitable principles. Boeing has all the requisite corporate power and authority to enter into each of this Warrant and the Registration Rights Agreement and to carry out and perform its obligations under the terms hereof and thereof.

12.2     Purchase Entirely for Own Account. Boeing is acquiring the Warrant for its own account for investment and not for the account of any other Person or with a view to any resale, fractionalization, division, or distribution thereof in a manner that would require registration thereof or the transactions contemplated hereby under the Securities Act, and Boeing does not presently have any reason to anticipate any change in its circumstances or other particular occasion or event which would cause it to sell the Warrant or the shares of Voting Common Stock underlying the Warrant other than in compliance with the requirements of the Securities Act. Boeing has no contract, undertaking, agreement, understanding or arrangement with any Person to sell, transfer, or pledge to any Person any part or all of the Warrant which Boeing is acquiring, or any interest therein, and has no present plans to enter into the same. The Warrant was not offered or sold to Boeing by means of any general solicitation or general advertisement.

12.3     Investor Status; Etc. Boeing certifies and represents to the Company that (i) it is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act and was not organized for the purpose of acquiring the Warrant. Boeing has adequate means of providing for its current needs and personal contingencies, has no need now, and anticipates no need in the foreseeable future, to sell the Warrant, and currently has sufficient net worth and financial liquidity to afford a complete loss of its investment in the Company. Boeing has such knowledge and experience in financial and business matters so that Boeing is capable of evaluating the merits and risks of an investment in the Company and has made such

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evaluation. Boeing fully understands that the Warrant is a speculative investment which involve a high degree of risk of loss of Boeing’s entire investment. No Person or entity, other than the Company or its authorized representatives, has offered the Warrant to Boeing. Boeing is able to bear the economic risk of an investment in the Warrant.

12.4     Warrant Not Registered. Boeing understands that neither this Warrant nor the Warrant Stock issuable upon exercise of this Warrant has been registered under the Securities Act by reason of its issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that this Warrant and the Warrant Stock must continue to be held by Boeing unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. Boeing understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. Boeing has had an opportunity to ask questions of and receive answers from the management and authorized representatives of the Company, and to review any other relevant documents and records concerning the business of the Company and the terms and conditions of this investment, and that any such questions have been answered to Boeing’s satisfaction. Boeing understands that no federal or state agency has passed upon or made any recommendation or endorsement of an investment in this Warrant.

12.5     Reliance. Boeing acknowledges that the Company is relying on the representation and warranties of Boeing contained in this Section 12 and would not issue this Warrant in the absence of the representations and warranties made by Boeing contained in this Section 12.

13.	MISCELLANEOUS

13.1     Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Company or the Holders shall operate as a waiver of such right or otherwise prejudice the rights, powers or remedies of such Person.

13.2     Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

(a)       if to any Holder of this Warrant or of Warrant Stock issued upon the exercise hereof, at its last known address appearing on the books of the Company maintained for such purpose;

(b)	if to the Company, at the Designated Office;

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on

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which personally delivered, with receipt acknowledged, or three (3) Business Days after the same shall have been deposited in the United States mail, or one (1) Business Day after the same shall have been sent by Federal Express or another recognized overnight courier service.

13.3     Limitation of Liability. No provision hereof, in the absence of affirmative action by the Holders to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holders hereof, shall give rise to any liability of such Holders to pay the Exercise Price for any Warrant Stock other than pursuant to an exercise of this Warrant or any liability as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

13.4     Remedies. Each Holder of Warrants and/or Warrant Stock, in addition to being entitled to exercise its rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights provided under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees, in an action for specific performance, to waive the defense that a remedy at law would be adequate.

13.5     Successors and Assigns. Subject to the provisions of Sections 3.1 and 8.1, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the permitted successors and assigns of the Holders hereof. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and to the extent applicable, all Holders of shares of Warrant Stock issued upon the exercise hereof (including transferees), and shall be enforceable by any such Holder.

13.6     Amendment. This Warrant and all other Warrants may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holders, provided that no such Warrant may be modified or amended to reduce the number of shares of Voting Common Stock for which such Warrant is exercisable or to increase the price at which such shares may be purchased upon exercise of such Warrant (before giving effect to any adjustment as provided therein) without the written consent of the Holders thereof.

13.7     Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

13.8     Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

13.9     GOVERNING LAW; JURISDICTION. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS WARRANT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE. THE COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR

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FEDERAL COURTS LOCATED IN NEW YORK, SHALL HAVE, EXCEPT AS SET FORTH BELOW, EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY AND THE HOLDER OF THIS WARRANT PERTAINING TO THIS WARRANT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT, PROVIDED, THAT IT IS ACKNOWLEDGED THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and its corporate seal to be impressed hereon and attested by its Secretary or an Assistant Secretary.

SKYTERRA COMMUNICATIONS, INC.

By:	/s/ Scott Macleod
Name: Scott Macleod
Title: Executive Vice President
and Chief Financial Officer

[SEAL]
Attest:

By:
Name: Randy Segal
Title: Senior Vice President,
General Counsel and Secretary

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ANNEX A

VESTING NOTIFICATION FORM

[To be delivered by the Company upon Drawdown of Additional Construction Deferral]

_________________, 20_____

SkyTerra Communications, Inc. (the “Company”) hereby provides notice to Boeing Satellite Systems Inc. (“Boeing”) and any other registered owner of this Warrant of the Company’s drawdown or drawdowns under the “Additional Construction Deferral” pursuant to and as defined in Contract #MSV-ATC-01, dated as of January 9, 2006, between the Company and Boeing, as amended through the date hereof, in the aggregate amount of $_________________ (the “Drawdown”) during the month of _________________, 20_____.

Pursuant to Section 2.1(a) of this Warrant, _________________ shares (the “Vested Warrant Shares”) of voting common stock, par value $0.01 per share, of the Company (“Voting Common Stock”) issuable pursuant to this Warrant have become exercisable under the terms of this Warrant due to the Drawdown. The number of Vested Warrant Shares relative to the 626,002 shares of Voting Common Stock originally issuable pursuant to this Warrant is approximately equal to the amount of the Drawdown relative to the aggregate amount of the Additional Construction Deferral.

As of the date hereof, the registered owner of this Warrant is entitled to exercise this Warrant for an aggregate of _________________ shares of Voting Common Stock, including (i) the Vested Warrant Shares, and (ii) all shares of Voting Common Stock as to which this Warrant has previously become exercisable pursuant to Section 2.1(a) of this Warrant but which remain unexercised at the date hereof.

SKYTERRA COMMUNICATIONS, INC.

By:
Name:
Title:

ANNEX B

SUBSCRIPTION FORM

[To be executed only upon exercise of Warrant]

The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of ______ shares of Voting Common Stock of SkyTerra Communications, Inc. and herewith makes payment therefor in _________________, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of such Voting Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _________________ whose address is _______________________________ and, if such shares of Voting Common Stock shall not include all of the shares of Voting Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Voting Common Stock issuable hereunder be delivered to the undersigned.

Method of Payment of Exercise Price:

______________________________

_______________________________

(Name of Registered Owner)

_______________________________

(Signature of Registered Owner)

_______________________________

(Street Address)

_______________________________

(City) (State) (Zip Code)

NOTICE:	The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

ANNEX C

ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the assignee named below all of the rights of the under signed under this Warrant, with respect to the number of shares of Voting Common Stock set forth below:

Name and Address of Assignee	No. of Shares of Voting Common Stock

and does hereby irrevocably constitute and appoint ________ _____________ attorney-in-fact to register such transfer onto the books of SkyTerra Communications, Inc. maintained for the purpose, with full power of substitution in the premises.

Dated:	Print Name:

Signature:
Witness:

NOTICE:	The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.